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                                                                     EXHIBIT 3.4


                             AMENDMENT TO THE BYLAWS

                                       OF

                             ON COMMAND CORPORATION


                             AS OF NOVEMBER 23, 1998

Pursuant action duly authorized and approved by the Board of Directors of the corporation, the bylaws of the corporation are hereby amended as follows:

Article III, Section 2 is hereby amended and restated in its entirely as follows:


        Section 2. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be nine. The directors need not be stockholders of the corporation.



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